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                                                                    EXHIBIT 10.4



                        AGREEMENT TO LEASE OFFICE SPACE



This Lease is made and entered into by and between Millers Mutual Fire Insurance Company, a Texas Corporation, referred to in this Lease as Lessor, and Millers Integrated Claims Resources, Inc., a Texas corporation, referred to in this Lease as Lessee.

In consideration of the mutual covenants and agreements set forth in this Lease and other good and valuable consideration, Lessor does hereby convey a leasehold estate to Lessee, and Lessee does hereby lease from Lessor, office space located at the Lessor's building at 300 Burnett Street, Fort Worth, Texas 76102. These Premises are referred to in this Lease as the "Premises" or the "Leased Premises." The Lessor's building is referred to in this Lease as "the Building.

                                ARTICLE 1: TERM

Section 1.1. TERM. The term of this Lease shall be 5 years beginning May 1, 1996 and ending April 30, 2001, unless sooner terminated or extended as provided in this Lease.

Section 1.2. HOLDOVER. If Lessee holds over and continues in possession of the Leased Premises after expiration of the Lease term, Lessee will be deemed to be occupying the Premises on the basis of a month-to-month tenancy subject to all of the terms and conditions of this Lease.

                                ARTICLE 2: RENT

Section 2.1. RENT. Lessee will pay to Lessor the sum of $25,449 per month, from the commencement of the term of this Lease and continuing throughout the original Lease term, in advance on the 15th day of each month. This will be known as the "Basic Rent".

                           ARTICLE 3: USE OF PREMISES

Section 3.1. PERMITTED USE. Lessee will use the Leased Premises only for corporate office purposes, unless Lessor shall give Lessee prior written consent for a different use.

Section 3.2. INSURANCE HAZARDS. Lessee shall not use, or permit the use of, the Premises in a manner that will cause a cancellation of, or an increase in, the existing rates for fire, liability, or other insurance policies insuring the Premises or any improvement on the Premises, or insuring the Lessor for any liability in connection with the ownership of the Premises.

Section 3.3. WASTE, NUISANCE, OR ILLEGAL USES. Lessee shall not use, or permit the use of, the Premises in any manner that results in waste of the Premises or constitutes a nuisance. Nor shall Lessee use, or permit the use of, the Premises for any illegal purpose. Lessee at its own expense will comply, and will cause its officers, employees, agents and invitees to comply, with all applicable laws and ordinances, and with all applicable rules and regulations of governmental agencies concerning the use of the Premises.

Section 3.4. USE OF COMMON AREAS. Elevators, stairs, hallways, lobbies, parking lots, and all other common areas of the Building are for the joint use of Lessee and the other tenants of the
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building. Lessee and its officers, employees, agents and invitees will use such common areas in a reasonable, orderly, and sanitary manner in cooperation with all other tenants and their officers, employees, agents, and invitees. Furthermore, Lessee will conduct itself, and will cause its officers, employees, agents, and invitees to conduct themselves, with full regard for the rights, convenience, and welfare of all other tenants in the Building.

                 ARTICLE 4: SERVICES, MAINTENANCE AND SURRENDER

Section 4.1. SERVICES AND MAINTENANCE BY LESSOR. So long as Lessee is not in default under the terms of this Lease, Lessor shall furnish the Leased Premises with the following services and maintenance:

         a.      Heat and Air Conditioning;
         b.      Elevator Service;
         c.      Electricity for lighting and ordinary business appliances;
         d. Maintenance of Common Areas in reasonably good order and condition; and
         e. Maintenance of Building Structure including, but not limited to, the roof, exterior walls (including windows), floors and foundation.

Section 4.2. MAINTENANCE AND SURRENDER BY LEASE. Except as provided in
Section 4.1, Lessee shall maintain the Leased Premises throughout the Lease term, and any extensions of that term, and keep them free from waste or nuisance. At the termination of the Lease, Lessee shall deliver the Premises in as good a state of repair and condition as they were in at the time Lessor delivered possession to Lessee, reasonable wear and tear and damage by fire, tornado, or other casualty accepted. In the event Lessee should neglect to reasonably maintain the Leased Premises, Lessor shall have the right, but not the obligation, to cause repairs or corrections to be made, and any reasonable costs incurred for such repairs or corrections for which Lessee is responsible shall be payable by Lessee as additional rental on the next rental installment date.

          ARTICLE 5: ALTERATIONS, ADDITIONS, IMPROVEMENTS AND FIXTURES

Section 5.1. CONSENT OF LESSOR. Lessee shall not make any alterations, additions, or improvements to the Leased Premises without the prior written consent of Lessor. Consent for nonstructural alterations, additions, or improvements shall not be unreasonably withheld by Lessor.

Section 5.2. PROPERTY OF LESSOR. Absent a prior written agreement between Lessor and Lessee, any alterations, additions, or improvements made by Lessee shall become the property of Lessor at the termination of this Lease; however, Lessee shall promptly remove, if Lessor so elects, all alterations, additions, and improvement, and any other property placed in or on the Premises by Lessee, and Lessee shall repair any damage caused by such removal.





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                        ARTICLE 6: DAMAGE OR DESTRUCTION

Section 6.1. NOTICE TO LESSOR. If the Leased Premises, or any structures or improvements on the Leased Premises, should be damaged or destroyed by fire, tornado, or other casualty, Lessee shall give immediate written notice of the damage or destruction to Lessor, including a description of the damage and, as far as known to Lessee, the cause of damage.

Section 6.2. DESTRUCTION. If the Leased Premises are totally destroyed by fire, tornado, or other casualty not the fault of Lessee, or if it should be so damaged by such a cause that rebuilding or repairs cannot reasonably be completed within 30 working days and at a cost not to exceed $10,000.00, this Lease shall terminate, and rent shall be abated for the unexpired portion of this Lease, effective as of the date of written notification as provided in
Section 6.1.

                            ARTICLE 7: CONDEMNATION

Section 7.1. TOTAL OR PARTIAL CONDEMNATION. If during the term of this Lease, or any extension or renewal of the Lease, all or less than all of the Leased Premises should be taken in any manner for any public or quasi-public use, this Lease shall terminate at the Lessee's option, and the rent shall be abated during the unexpired portion of this Lease. Such termination of this Lease shall be effective as of the date of the taking of the Premises by the condemning authority.

Section 7.2. CONDEMNATION AWARD. Lessor shall receive the entire award from any condemnation, and Lessee shall have no claim to any portion of the award.

                        ARTICLE 8: RULES AND REGULATIONS

Lessor reserves the right to implement reasonable rules and regulation for the purposes of ensuring or enhancing the safety, care, cleanliness, maintenance or preservation of the Building and related facilities and premises as well as for preserving good order in and on the Building and its related facilities and premises. Lessee and Lessee's officers, employees, agents, and invitees will be bound and comply fully with such rules and regulations upon receipt by Lessee or written notice from Lessor setting forth the rules and regulations.

                        ARTICLE 9: INSPECTION BY LESSOR

Lessor and its officers, agents, employees, and representatives shall have the right to enter into and upon any and all parts of the Leased Premises at all reasonable hours for purposes of inspections, cleaning, maintenance, repairs, alterations, or additions as Lessor may deem necessary (but without any obligation to perform any of these functions except as provided in this Lease), or to show the Premises to prospective tenants, purchasers, or lenders. Lessee shall not be entitled to any abatement or reduction of rent by reason of the entry pursuant to this article, nor shall such entry be deemed an actual or constructive eviction.





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                ARTICLE 10: PROHIBITION AGAINST MECHANIC'S LIENS

Lessee will not permit any mechanic's lien or other liens to be placed upon the Leased Premises. If a mechanic's lien is filed on the Leased Premises, Lessee will promptly pay the lien. Any amounts paid by Lessor to remove a mechanic's lien caused to be filed against the Premises or against the improvement on the Premises by Lessee, including expenses and interest, shall be due from Lessee to Lessor and shall be repaid to Lessor immediately on rendition or notice, together with interest at 12 percent per annum until repaid.

                             Article II: INDEMNITY

Lessee agrees to indemnify and hold Lessor harmless against any and all claims, demands, damages, costs, and expenses arising from the conduct or management of Lessee's business on the Leased Premises or its use of the Leased Premises, including reasonable attorney's fees for the defense of such claims and demands, or from any breach on the part of Lessee of any conditions of the Lease, or from any act or negligence of Lessee, its officers, agents, contractors, employees, subtenants, or invitees in or about the Leased Premises. If an action or proceeding is brought against the Lessor by reason of any such claim, Lessee upon notice from Lessor agrees to defend the action or proceeding by counsel acceptable to Lessor. Lessor will not unreasonably withhold approval of Lessee's counsel.

                      ARTICLE 12: ASSIGNMENT AND SUBLEASE

Section 12.1. ASSIGNMENT AND SUBLETTING BY LESSEE. Lessee shall not assign or sublet any part of this Lease or the Leased Premises without the prior written consent of Lessor.

Section 12.2. ASSIGNMENT BY LESSOR. Lessor is expressly given the right to assign any or all of its interest under the terms of this Lease.

                              ARTICLE 13: DEFAULT

Section 13.1. LESSEE'S DEFAULT. The following events shall be deemed to be events of default by Lessee under this Lease:

         a. Lessee fails to pay any installment of the rent due under this Lease and the failure continues for a period of five days;

         b. Lessee fails to comply with any term, provision, or covenant of the Lease, other than the payment of rent, and does not cure the failure within 20 days after written notice to Lessee of the failure; or

         c. Lessee deserts or vacates any part of the Premises for a period of five or more days.

Section 13.2. LESSOR'S REMEDIES. Upon the occurrence of any event of default specified in Section 13.1, Lessor shall have the option to pursue any one or more of the following remedies:





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         a.      Lessor may terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy that it may have for possession or arrearages in rent, enter and take possession and expel or remove Lessee and any other person who may be occupying the Premises or any part of them, without being liable for prosecution or any claim of damages for such entrance and expulsion or removal. Lessee agrees to pay Lessor on demand the amount of all loss and damage that Lessor suffers by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

         b. Lessor may enter and take possession of the Premises and expel or remove Lessee and any other person who may be occupying the Premises or any part of them, without being liable for prosecution or any claim for damage for such entrance and expulsion or removal, relet the Premises on such terms as Lessor deems advisable, and receive the rent for reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of such reletting.

         c. Lessor may enter the Premises, without being liable for prosecution or any claim for damages for such entry, and do whatever Lessee is obligated to do under the terms of this Lease to correct the default. Lessee agrees to reimburse Lessor on demand for any expenses that Lessor may incur in effecting compliance with Lessee's obligations under this Lease in this manner, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action.

         d. No reentry or taking possession of the Premises by Lessor shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Lessee. Lessor may at any time thereafter elect to terminate this Lease for a previous default. The loss or damage that Lessor may suffer by reason of termination of this Lease, or the deficiency from any reletting as provided for above, shall include the expense of repossession.

Section 13.3. LESSOR'S LIEN. Lessor shall have, at all times, a valid security interest to secure payment of all sums of money being due under this Lease from Lessee upon all personal property of Lessee which is now on the Premises or which is placed on the Premises at some later date, and all proceeds from them. Upon the occurrence of an event of default by Lessee, Lessor may, in addition to any other remedies provided in this Lease or by law, give notice of the intent to enter upon the Premises at the expiration of 5 working days, take possession of any personal property of Lessee situated on the Premises, and sell the same at public or private sale on a date and time certain. The proceeds from any such disposition, less expenses of sale and reasonable attorney's fees, shall be applied as a credit against Lessee's indebtedness. Any surplus shall be paid to Lessee or as otherwise required by law, and Lessee shall pay any deficiencies immediately. Lessor shall not be held liable for trespass or conversion for exercising rights under this Section. Furthermore, the statutory lien for rent is not waived; the security interest granted herein being in addition, and supplementary, to that lien.

Section 13.4. SURRENDER OF PREMISES. No act or thing done by Lessor or its agents during the Lease term shall be deemed an acceptance of a surrender of the premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is in writing and subscribed by Lessor.





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                           ARTICLE 14: MISCELLANEOUS

Section 14.1. MORTGAGES. Lessee accepts this Lease subject to any deeds of trust, security interests, or mortgages that might now or later constitute a lien upon the Leased Premises.

Section 14.2. NOTICES AND ADDRESSES. All notices to be given under this agreement shall be given by certified mail, return receipt requested, addressed to the proper party, at the address listed below. Either party may change the address to which notices are to be sent by giving the other party notice of the new address in the manner provided for in this section.

LESSOR:

Millers Mutual Fire Insurance Company
300 Burnett Street
Fort Worth, Texas 76102

LESSEE:

Millers Integrated Claims Resources, Inc.
300 Burnett Street
Fort Worth, Texas 76102

Section 14.3. PARTIES BOUND. This agreement shall be binding upon, and inure to the benefit of, the parties to the agreement and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this agreement.

Section 14.4. CHOICE OF LAW AND JURISDICTION. This agreement shall be construed under, and in accordance with, the laws of the State of Texas, and all obligations of the parties created by this agreement are performable in Tarrant County, Texas.

Section 14.5. LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the agreement, and this agreement shall be construed as if such invalid, illegal or unenforceable provision had never been included in the agreement.

Section 14.6. AMENDMENT. No amendment, modification, or alteration of the terms of this agreement shall be binding unless the same is in writing, dated subsequent to the date of this agreement, and duly executed by the parties to this agreement.

Section 14.7. RIGHTS AND REMEDIES CUMULATIVE. Pursuit of any of the remedies provided in this Lease or by law shall not preclude pursuit of any other remedies provided in this Lease or by Law.

Section 14.8. WAIVER OF DEFAULT. Forbearance to enforce one or more of the remedies provided in this Lease or by law upon an event of default or breach shall not be deemed or construed to constitute a waiver of such default or breach.

Section 14.9. ATTORNEY'S FEES AND COSTS. If, as a result of a breach of this agreement by either party, the other party employs an attorney or attorneys to enforce its rights under this Lease, then the breaching or defaulting party agrees to pay the other party the reasonable attorney's fees and costs incurred to enforce the Lease.





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Section 14.10. FORCE MAJEURE. Neither Lessor nor Lessee shall be required to perform any term, condition or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restriction by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

EXECUTED TO BE EFFECTIVE the 1st day of May, 1996.

                                      MILLERS MUTUAL FIRE INSURANCE COMPANY

                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------

                                      MILLERS INTEGRATED CLAIMS RESOURCES, INC.

                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------




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